NUMBER FIVE

                                  DEED OF SALE

      At San Juan, Puerto Rico, this fourteenth (14) day of February, nineteen hundred ninety six

                                   BEFORE ME

      BLAS R. FERRAIUOLI MARTINEZ, Attorney-at-Law and Notary Public in and for the Commonwealth of Puerto Rico, residing in Guaynabo, Puerto Rico, and with offices in San Juan, Puerto Rico.

                                     APPEAR

      AS PARTY OF THE FIRST PART: S. & P., S. E., a special partnership organized and existing under the laws of the Commonwealth of Puerto Rico, employer identification number 66-0467033 herein represented by Douglas Pennock Washburn Social Security Number ###-##-#### of legal age, married a property owner and a resident of Guaynabo, Puerto Rico (hereinafter referred to as the "SELLERS").

      AS PARTY OF THE SECOND PART: Margo Nursery Farms, Inc., a corporation duly organized and existing under the laws of the State of Florida, employer identification number 59-2807561, herein represented by Alfonso Ortega Perez, Social Security number ###-##-#### of legal age, married to Ada Balasquide, property owner and a resident of San Juan, Puerto Rico (hereinafter referred to as the ("BUYER").

      I, the Notary, give faith of the personal knowledge of the party of the appearing parties and believe they have and they have assured me that they do have, the necessary legal capacity to execute this.

                          DEED OF CONVEYANCE AND SALE

and they freely state that:

      FIRST: THE PROPERTY. The Seller is the owner in fee simple ("pleno dominio") of the following property (the "PROPERTY"):

      RUSTICA: Solar marcado con el #8 del plano de inscripcion del Municipio de Vega Alta con una cabida superficial de 470.09 m.c., colinda por el Norte en
21.70 metros con camino municipal,, por el Sur en 24.04 metros con solar #7 de dicho plano de inscripcion, por el oste en 24.04 metros con el solar #9 de dicho plano de inscripcion y por el Oeste en 16.13 metros y en arco de 5.64 metros con la calle a de dicho proyecto. Contiene una residencia para una familia de dos plantas que consta de 4 habitaciones y family room, localizados en el segundo piso, sala, comedor, cocina, vestibulo con terraza y 3 banos, hecha dicha residencia en madera y concreto armado, la misma tiene 37 pies de ancho por
42.06 pies de largo aproximadamente de area techada valorada en $38,610.00, segun consta de la escritura 36 otorgada en San Juan,, Puerto Rico el 25 de noviembre de 1986 ante el notario Manuel Reyes Gonzalez, donde comparece Pedro Axel Rivera Flores sobre acta de construccion.

      RECORDATION DATA: "The above described Property is recorded at page 251 of volume 159 of Vega Alta, Registry of Bayamon, as property number 8,560.

      TITLE: The Seller received title to the Property above described by virtue of Deed Number twenty three (23), executed the thirty first day of August, nineteen hundred ninety (1990) before Notary public Blas R. Ferraiuoli Martinez.

      LIENS AND ENCUMBRANCES: The above described Property is subject to the following liens and encumbrances.

      1. Mortgage in guarantee of a Note payable to the Bearer in the principal amount of ONE HUNDRED FIFTY FIVE THOUSAND DOLLARS ($155,000.00), interest at the rate of ten per cent (10%) as it appears from deed number twenty four (24), executed in San Juan, Puerto Rico on August thirty first, nineteen hundred ninety (1990) before notary public Blas R. Ferraiuoli Martinez.

      The mortgage referred in the above paragraph is reduce to the amount of EIGHTY SEVEN THOUSAND SEVEN HUNDRED EIGHTY NINE DOLLARS AND TWELVE CENTS ($87,789.12).

      The Buyer assumes the payment of the balance of the above mentioned mortgage and releases Seller from all and any liability related to this mortgage.

      OTHER LIENS: The Notary avers to the parties hereto that other documents affecting title may have been presented or may be presented at the Registry of Properties prior to the presentation of the certified copy of this deed and that said documents may affect the title and/or create additional liens and/or encumbrances on the Properties. The above notwithstanding, the parties have agreed to execute this deed with the Seller' acknowledgment and warranty that it shall be unconditionally liable to the Buyer as to any such activity affecting the title being conveyed or created additional liens and encumbrances on the Property.

      SECOND: SALE AND PURCHASE. The Seller and the Buyer have agreed on the purchase and sale of the Property described in paragraph First hereinbefore, and they do hereby carry out their agreement under the following terms and conditions:

      One: SALE: The Seller hereby Sell, Convey and Transfer to the Buyer, who buys the Property on as "As Is" basis, together with all of its rights, privileges and interest thereunto appertaining, free and clear of liens and encumbrances except for those liens and other conditions referred to in the subdivision entitled Liens and Encumbrances of paragraph First hereof.

      Two: PURCHASE PRICE: This sale is made for the agreed price of TWO HUNDRED TWENTY THOUSAND EIGHT HUNDRED DOLLARS ($220,800.00) from which amount the Seller hereby acknowledge having received prior to this date and to its full satisfaction the sum of ONE HUNDRED THIRTY THREE THOUSAND TEN DOLLARS AND EIGHTY EIGHT CENTS ($133,010.88) and retain the balance to paid at its due date the mortgage above mentioned.

      Three: DELIVERY OF POSSESSION. The Seller, by the mere execution of this deed, deliver legal and material possession of the Property herein sold to the Buyer, free and clear of any and all occupants.

      SELLER' REPRESENTATIONS AND WARRANTIES. The Seller, in addition to any other representation and/or warranty hereinabove or hereinafter made, irrevocably and unconditionally represent and warrant to the Buyer that (I) Seller are the sole owner in fee simple ("pleno domino") of the Property and have full, marketable and recordable title to the Property, (ii) no taxes, liens, assessments or other obligations have been levied or re owed and/or otherwise outstanding as to the Property, (iii) the Property is located in a flood-prone zone or site, (iv) there are no threatened, pending or filed claims, suits, eminent domain or condemnation proceedings or other actions against the Property or against the Seller and affecting the Property, (v) there are no contracts, agreements, options or other arrangements, whether verbal or written, affecting or otherwise limiting or impairing the use and/or exploitation of the Property by the Buyer, (vi) there are no leases or other rights off occupancy or possession of the Property, (vii) the Property has never been used to discharge, hold or store hazardous substances, nor are there any notices, claims, suits or actions pending related to violations or non-compliance with applicable environmental statues and regulations, and (viii) the use of the Property has been in full compliance with all applicable laws, rules, regulations, restrictive covenants, and ordinances. The Seller assume the obligations and provide the warranties of a Seller under the provisions of the Civil Code of Puerto Rico.

      THIRD: TAXES. The undersigned Notary has advised the parties hereto that real property taxes for the last five (5) tax years and the current tax year constitute a senior, preferred statutory lien on the property. The Seller warrant to the Buyer having fully and timely paid and discharged any and all taxes and/or assessments levied on or affecting the Properties being sold hereunder. The Seller and the Buyer are aware of the contents of the Property Tax Payment Receipt Certificate of Tax Debt issued by the Treasury Department of the Commonwealth of Puerto Rico dated.

      The Seller agree to indemnify and hold harmless the Buyer against any and all claims, damages, costs and expenses as may arise in connection with any such taxes.

      The parties hereto agree to apportion prepaid property taxes as follows:
(I) the Seller shall be liable for taxes owed for the period prior to the execution of this deed, and (ii) the Buyer shall be liable for all taxes accruing as of said date.

      The Buyer has been advised by the undersigned Notary as to the need to file a tax exemption petition for the Property before the Treasury Department (to the extent such a tax exemption were to be applicable to this transaction).

      FOURTH: UTILITIES AND OTHER CHARGES, FEES AND EXPENSES. The Seller acknowledge that charges for power, water, telephone and other utilities and such charges, fees and expenses owed to this date by virtue of the Seller' ownership, or operation of the Property conveyed hereunder have been timely and fully paid and discharged and the Seller agree to indemnify and hold the Buyer harmless against any and all claims, damages, costs and expenses as may arise in connection therewith. Any such current utility, charges, fees or expense remaining unpaid shall be exclusively for the Seller' account, all such items hereinafter accruing shall be for the account of the Buyer.

      FIFTH: FEES AND EXPENSES OF DEED. The parties agree that notarial fee applicable to this deed and internal revenue stamps required to be canceled on the original of this deed shall be for the account of the Seller and the internal revenue stamps of the first certified copy of this deed and the fees for recordation of the same shall be for the account of the Buyer.

      All such fees, stamps and expenses shall be paid by the respective party simultaneously with the execution of this deed.

      SIXTH: ADDITIONAL DOCUMENTS. The parties hereto agree to execute and deliver such other public and private documents and pay such fees, costs and expenses may be required to formalize and record the foregoing conveyance.

      SEVENTH: The appearing parties accept this instrument in all of its parts, as they find the same drafted in accordance with their instructions and I, the Notary, do hereby CERTIFY that I have advised the appearing parties (I) that the Property is described and the liens and encumbrances are listed herein as reflected by certain title reports prepared by an independent third party and not by the undersigned Notary; (ii) that this deed must be recorded in the appropriate Registry of Property; (iii) of the possibility of intervening document affecting title being presented for recordation prior to the execution and/or presentation of this deed and of the preference or seniority that said intervening liens and/or encumbrances may gain by such prior execution or earlier presentation; (iv) of the desirability of verifying the status of liens and encumbrances on the Property as may appear from the Registry of Properties on this day and of the adverse consequence which may result from the failure to do so; (v) of the possible existence and pendency of additional unrecorded statutory liens and real properties taxes in favor of the Commonwealth of Puerto Rico); and (vi) of the statutory requirement that the conveying party give notice of this transaction to the Department of the Treasury of the Commonwealth of Puerto Rico.

      The appearing parties, having read this deed, ratify its contents, place their initials on very page of this instrument and sign before me, the Notary who certify my acquaintance with the appearing parties, as stated before, their personal circumstances in accordance with their statements and all other things herein contained.